EX-23.1

                             CONSENT OF ACCOUNTANT
                             ---------------------

                              George  Brenner, CPA
                           A Professional Corporation
                      10680 West Pico Boulevard, Suite 260
                         Los Angeles, California 90064
                      (310) 202-6445 - Fax (310) 202-6494


                               February 28, 2007



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  City Capital Corporation - Form S-8

Dear Sir/Madame:

As an independent certified public accountant, I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated April 13, 2006, in City Capital Corporation's amended Form 10-K/A for the fiscal year ended December 31, 2005 and to all references to my firm included in this Registration Statement.

Sincerely,

George Brenner, CPA
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George Brenner, CPA  PC